Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Post-effective Amendment No.2 to the Registration Statement on Form SB-2/A (333-112837) of our report dated April 13, 2005, and to the reference to our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO.

Miami, Florida
June 3, 2005